UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2015

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 20, 2015, and March 23, 2015, holders (the “Holders”) of CytoDyn Inc.’s (the “Company”) three-year convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,825,000, and accrued and unpaid interest of $93,131, elected to convert their Notes, and accrued and unpaid interest, into common stock of the Company, no par value (“Common Stock”), at the rate of $0.75 per share. The Conversion resulted in the issuance of an aggregate of 3,881,463 shares of Common Stock to the Holders and a cash interest payment of $7,028.

In connection with the conversion of the Notes on March 20 and 23, 2015, and during 2013, the Company issued to the Holders warrants (the “Warrants”) to purchase an aggregate of 5,260,000 shares of Common Stock at an exercise price of $1.00 per share. All but one of the Warrants is exercisable through October 2015, and one Warrant, for the purchase of 160,000 shares of Common Stock, is exercisable through January 2016. The Company agreed to register the shares of Common Stock issuable upon exercise of the Warrants.

All of the Holders represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the issuance of the shares of Common Stock described above was made in reliance on exemptions provided by Regulation D and Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: March 26, 2015	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer